TBS International Takes Delivery of its Sixth Newbuild Roymar Class Multipurpose Tweendecker and Expands Fleet to 52 Vessels

DUBLIN, IRELAND, June 1, 2011 -- TBS International plc (NASDAQ: TBSI) announced today that it has taken delivery of the newly-constructed vessel M/V Maya Princess from China Communications Construction Company Ltd./ Nantong Yahua Shipbuilding Group Co., Ltd.

The M/V Maya Princess is the sixth and final delivery in the series of six "Roymar Class" 34,000 dwt multipurpose tweendecker vessels that the Company ordered at a purchase price of $35.4 million per vessel. This vessel, like her sister ships, has box-shaped holds, open hatches and fully retractable hydraulic tweendecks, is geared with 35 and 40 ton cranes combinable up to 80 tons, and has a modern fuel-efficient engine enabling the vessel to operate efficiently at 15 knots.

With the delivery of the M/V Maya Princess, TBS's current fleet expands to 52 vessels with an aggregate of 1.6 million dwt tons, consisting of 30 tweendeckers and 22 handysize/ handymax bulk carriers.

Joseph E. Royce, Chairman, Chief Executive Officer and President, commented: “The addition of the M/V Maya Princess to our fleet is an important event for our company, as we have now taken delivery of all six Roymar Class multipurpose tweendecker vessels. These newbuilds were specifically designed by a TBS team of experts to accommodate the needs of our customer base. They have been utilized predominantly in our TBS Pacific trade route which connects the growing economies of Latin America and East Asia, regions where TBS has a long established franchise.  These six newbuilds have enhanced our operational efficiency and the TBS Five Star customer service consisting of ocean transportation, projects, port services, operations, and strategic planning.”

Forward-Looking Statements "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations.

Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following:

●	the effects of severe and rapid declines in industry conditions that have required the Company to restructure its outstanding indebtedness;
●	the Company's ability to manage and repay its substantial indebtedness;
●	the Company's ability to maintain financial ratios and comply with the financial covenants in its credit facilities;
●	the Company's ability to continue to operate as a going concern;
●	the Company's ability to effectively operate its business and manage its growth while complying with operating covenants in its credit facilities;
●	the Company's ability to generate the significant amounts of cash necessary to service its debt obligations;
●	very high volatility in the Company's revenues and costs, including volatility caused by increasing oil prices;
●	excess supplies of dry bulk vessels in all classes and resulting heavy pressure on freight rates;
●	adverse weather conditions that may significantly decrease the volume of many dry bulk cargoes;
●	the stability and continued growth of the Asian and Latin American economies and rising inflation in China;
●	the Company's vessels exceeding their economic useful life and the risks associated with operating older vessels;
●	the Company's ability to grow its vessel fleet and effectively manage its growth;
●	impairments of the Company's long lived assets or goodwill;
●	compliance with environmental laws and regulations and the implementation of new environmental laws and regulations;
●	other factors that are described in the "Risk Factors" sections of the Company's reports filed with the Securities and Exchange Commission.

About TBS International plc:
TBS provides worldwide shipping solutions to a diverse client base of industrial shippers through its Five Star Service: ocean transportation, projects, operations, port services and strategic planning. The TBS shipping network operates liner, parcel and dry bulk services, supported by a fleet of multipurpose tweendeckers and handysize/handymax bulk carriers, including specialized heavy-lift vessels and newbuild tonnage. TBS has developed its franchise around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa, the Caribbean and the Middle East. Visit our website at http://www.tbsship.com.

For more information, please contact:
Ferdinand V. Lepere
Senior Executive Vice President and Chief Financial Officer
TBS International plc
Tel. 914-961-1000
InvestorRequest@tbsship.com

Investor Relations / Media:
Nicolas Bornozis
Capital Link, Inc. New York
Tel. 212-661-7566
E-mail: tbs@capitallink.com